EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Realty, Inc.

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-82737 and Forms S-8 No. 333-61699 and No. 333-127177) of National Health Realty, Inc. of our reports dated March 16, 2007, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of National Health Realty, Inc. and Subsidiaries internal control over financial reporting, which appear in this Form 10-K.

/s/BDO Seidman, LLP

Nashville, Tennessee

March 16, 2007